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                                                                      Exhibit 21


                 Subsidiaries of The Pepsi Bottling Group, Inc.

                                                              Jurisdiction of
Name of Subsidiary                                            Incorporation
------------------                                            ----------------
AJN Holdings, Inc.                                            Delaware

Alistar Beverages Corporation                                 Washington

Allied Acquisition Company of Delaware, Inc.                  Delaware

Arrobi, S.L.                                                  Spain

Atlantic Holding Company                                      California

Atlantic Soft Drink Company, Inc.                             South Carolina

Beverage Products Corporation                                 Oklahoma

Bottling Group Holdings, Inc.                                 Delaware

Bottling Group, LLC                                           Delaware

C & I Leasing, Inc.                                           Maryland

Canada Bottling Group Holdings ULC                            Nova Scotia

Catalana de Bebidas Carbonicas, S.A.                          Spain

Centran, Inc.                                                 Pennsylvania

Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.A.        Spain

Compania de Bebidas PepsiCo, S.A.                             Spain

CSD Sawgrass, Inc.                                            Florida

Desormeau Vending Corp.                                       New York

Dornfell                                                      Ireland

GB Russia, LLC                                                Delaware

General Cinema Beverages of North Florida, Inc.               Delaware

General Cinema Beverages of Virginia, Inc.                    Delaware

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
General Cinema Beverages of Washington, D.C., Inc.               Delaware

Graves Beverages, Inc.                                           Delaware

Gray Bern Holdings, Inc.                                         Delaware

Grayhawk Leasing Company                                         Delaware

Hillwood Bottling, LLC                                           Delaware

International Bottlers Employment Co. LLC                        Delaware

International Bottlers LLC                                       Delaware

International Bottlers Management Co. LLC                        Delaware

KAS, S.L.                                                        Spain

Neva Holdings, LLC                                               Delaware

New Bern Transport Corporation                                   Delaware

PBG Canada Finance, LLC                                          Delaware

PBG Canada Global Holdings ULC                                   Nova Scotia

PBG Canada Holdings, Inc.                                        Delaware

PBG Commerce, Inc.                                               Delaware

PBG Spirituosen Holdings, LLC                                    Delaware

PepsiCo IVI S.A.                                                 Greece

PepsiCo Holdings OOO                                             Russia

PepsiCo Ventas Andalucia, S.A.                                   Spain

Pepsi-Cola Allied Bottlers, Inc.                                 Delaware

Pepsi-Cola Bottling Finance B.V.                                 Netherlands

Pepsi-Cola Bottling Global B.V.                                  Netherlands

Pepsi-Cola Commodities, Inc.                                     Delaware

Pepsi-Cola de Espana, S.L.                                       Spain


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
Pepsi-Cola General Bottlers of Princeton, Inc.                   West Virginia

Pepsi-Cola General Bottlers of Virginia, Inc.                    Virginia

Pepsi-Cola Laurel Bottling Company                               Pennsylvania

Pepsi-Cola Russia Beteiligungs Gmbh                              Germany

Pepsi-Cola Soft Drink Factory of Sochi                           Russia

Pepsi International Bottlers LLC                                 Delaware

Pepsi International Bottlers (Novosibirsk)                       Russia

Pepsi International Bottlers (Ekaterinburg)                      Russia

Pepsi International Bottlers (Samara)                            Russia

Pet-Iberia, S.A.                                                 Spain

Rice Bottling Enterprises, Inc.                                  Tennessee

Seven-Up Espana S.A.                                             Spain

Spirituosen e Compania Comercio E Distribucas de Bebidas         Portugal

Spirituosen, S.A.                                                Spain

TGCC, Inc.                                                       Delaware

The Pepsi Bottling Group (Canada), Co.                           Canada

The Pepsi Bottling Group NRO Ltd.                                Canada

White Co., Inc.                                                  Delaware


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